EXHIBIT 22








                             Subsidiaries



                                                   Status as of
             Name              Incorporation    December 31, 1995
----------------------------   --------------   -----------------

Wisconsin Public Service
  Corporation (1)                 Wisconsin           Active

WPS Leasing, Inc. (2)             Wisconsin           Active

WPS Energy Services, Inc. (1)     Wisconsin           Active

WPS Power Development, Inc. (1)   Wisconsin           Active





----------------
(1)  Subsidiary of WPS Resources Corporation.

(2)  WPS Leasing, Inc. is a wholly-owned subsidiary of Wisconsin
     Public Service Corporation.